Richard R. Dykhouse
Executive Vice President, General Counsel & Corporate Secretary

March 31, 2015

Dear John,
This letter agreement (this “Letter Agreement”) memorializes our discussions and agreement concerning the definition of “Change of Control” set forth in employment agreement (the “Employment Agreement”), dated as of April 30, 2012, between Charter Communications, Inc. (the “Company”) and you.
1.Waiver of Change of Control. As you know, the Company, CCH I LLC, Liberty Broadband Corporation and Advance/Newhouse Partnership are executing a stockholders agreement, dated as of the date hereof (the “Stockholders Agreement”). Pursuant to Section 3.2 of the Stockholders Agreement, the A/N Parties (as defined in the Stockholders Agreement) and the Liberty Parties (as defined in the Stockholders Agreement) have undertaken certain commitments with respect to the Company and its securities (collectively, the “Stockholder Commitments”). You agree that notwithstanding any provision of the Employment Agreement to the contrary, and regardless of whether the Stockholder Commitments would cause the A/N Parties and Liberty Parties to be a “Person” or “Group” for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Stockholder Commitments shall not cause the A/N Parties and the Liberty Parties to be considered a “Person” or “Group” for purposes of Section 1(e) of the Employment Agreement. For the avoidance of doubt, in the event that the Liberty Parties and A/N Parties otherwise would be a “Person” or “Group” for purposes of Section 13(d) or 14(d) of the Exchange Act, including without limitation by taking any action that is not permitted by the Stockholders Agreement, they shall be considered a “Person” or “Group” for purposes of Section 1(e) of the Employment Agreement.

2.Miscellaneous. This Letter Agreement shall constitute an amendment of the Employment Agreement. Except as otherwise provided herein, the Employment Agreement shall remain unaltered and of full force and effect.

400 Atlantic Street, 10th Floor ǀ Stamford, CT 06901 ǀ O: 203-905-7908 ǀ F: 203-564-1377 ǀ Rick.Dyhouse@charter.com ǀwww.charter.com

Please indicate your agreement with the foregoing terms of this Letter Agreement by signing where indicated below.
Sincerely,

Charter Communications, Inc.
By: /s/ Richard R. Dykhouse
Title: Executive Vice President, General Counsel and Corporate Secretary

Acknowledged and Agreed:
/s/ John Bickham
John Bickham